Exhibit 99.1

Rose Rock Midstream, L.P. Reports Third Quarter 2015 Results
Third Quarter Adjusted EBITDA Increased 30% Year-Over-Year
Fifteenth Consecutive Increase in Quarterly Cash Distribution; 15% Increase Year-Over-Year

Tulsa, OK - November 5, 2015 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months and nine months ended September 30, 2015.

Rose Rock Midstream's Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $41.9 million for the third quarter 2015, up 30% as compared to the third quarter 2014 results of $32.2 million, and down 6% from $44.7 million as compared to the second quarter of 2015.

Year-to-date 2015, Rose Rock reported $128.7 million in Adjusted EBITDA, a 55% increase as compared to $82.8 million for the same period last year.

"We’re pleased with the partnership’s solid increase in year-to-date Adjusted EBITDA, though quarterly results were down against the headwinds of suppressed commodity prices," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "While this current operating environment poses challenges, Rose Rock remains diligent in its focus on growth and value creation. During the quarter, the partnership increased distributions for the fifteenth consecutive quarter and is well positioned for future growth."

Adjusted gross margin, which excludes Rose Rock's equity earnings in White Cliffs Pipeline and Glass Mountain Pipeline, was $41.3 million for the third quarter 2015, down 4% from $42.8 million for the third quarter 2014, and 15% below the $48.8 million for the second quarter of 2015. For the nine months ended September 30, 2015, Rose Rock reported Adjusted gross margin of $131.0 million, up 12% from $116.9 million for the same period in 2014. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Third quarter 2015 net income attributable to Rose Rock totaled $16.4 million, compared to $16.5 million for the third quarter 2014 and $17.1 million for the second quarter 2015. For the nine months ended September 30, 2015, net income attributable to Rose Rock totaled $48.1 million, compared to $40.1 million for the same period in 2014.

Rose Rock Midstream's distributable cash flow for the three months ended September 30, 2015 was $27.6 million. On October 22, 2015, Rose Rock Midstream announced the partnership's quarterly cash distribution of $0.660 per unit. This marks the fifteenth consecutive increase in the quarterly cash distribution to RRMS limited partner unitholders and represents a 15% increase year-over-year compared to the third quarter 2014 distribution of $0.575 per unit and a 1.5% increase over the previous quarterly distribution of $0.650. The distribution will be paid on November 13, 2015 to all unitholders of record on November 3, 2015. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

2015 Guidance
Due to market conditions, Rose Rock is revising previously announced 2015 consolidated Adjusted EBITDA guidance of between $180 and $200 million to a range of $175 to $185 million. The partnership is currently forecasted to spend approximately $150 million in capital investments in 2015, decreased from $185 million previously guided. The decrease is primarily driven by the timing of the capital expenditures. Rose Rock continues to allocate more than 90% of its capex to growth projects.

Exhibit 99.1

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, November 6, 2015, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.888.317.6003, or for international callers, 1.412.317.6061. The pass code for the call is 3528017. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The third quarter 2015 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We

Exhibit 99.1

believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; competition from other midstream energy companies; our ability to comply with the covenants contained in the instruments governing our indebtedness and to maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage, transportation and related contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; cyber attacks involving our information systems and related infrastructure; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; and the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2015	2014(1)
ASSETS
Current assets	$348,645	$274,769
Property, plant and equipment, net	425,820	396,066
Equity method investments	430,168	269,635
Other noncurrent assets, net	68,862	65,793
Total assets	$1,273,495	$1,006,263

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$270,452	$265,682
Long-term debt	744,468	432,092
Total liabilities	1,014,920	697,774

Partners' capital	258,575	308,489
Total liabilities and partners' capital	$1,273,495	$1,006,263

(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014(1)	2015	2015	2014(1)
Revenues, including revenues from affiliates:
Product	$211,881	$346,496	$193,525	$511,973	$879,873
Service	29,205	30,360	29,778	87,109	81,653
Total revenues	241,086	376,856	223,303	599,082	961,526
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	195,244	333,646	173,133	464,614	843,928
Operating	19,081	22,130	23,656	63,688	54,783
General and administrative	4,339	4,444	6,329	16,288	14,382
Depreciation and amortization	10,634	8,395	10,608	31,385	27,153
Total expenses	229,298	368,615	213,726	575,975	940,246
Earnings from equity method investments	17,115	16,289	17,683	55,662	39,660
Operating income	28,903	24,530	27,260	78,769	60,940
Other expenses:
Interest expense	12,491	8,010	10,197	30,694	13,127
Other income, net	(9)	—	(5)	(14)	(21)
Total other expenses, net	12,482	8,010	10,192	30,680	13,106
Net income	16,421	16,520	17,068	48,089	47,834
Less: net income attributable to noncontrolling interests	—	—	—	—	7,758
Net income attributable to Rose Rock Midstream, L.P.	$16,421	$16,520	$17,068	$48,089	$40,076
Net income allocated to general partner	$5,658	$2,193	$5,323	$15,723	$4,065
Net income allocated to common unitholders	$10,763	$10,370	$11,745	$32,366	$25,989
Net income allocated to subordinated unitholders	$—	$4,226	$—	$—	$11,086
Net loss allocated to Class A unitholders	$—	$(269)	$—	$—	$(1,064)
Net income (loss) per limited partner unit:
Common unit (basic)	$0.29	$0.50	$0.32	$0.90	$1.37
Common unit (diluted)	$0.29	$0.50	$0.32	$0.89	$1.36
Subordinated unit (basic and diluted)	$—	$0.50	$—	$—	$1.32
Class A unit (basic and diluted)	$—	$(0.07)	$—	$—	$(0.36)
Basic weighted average number of limited partner units outstanding:
Common units	36,792	20,574	36,790	36,136	19,029
Subordinated units	—	8,390	—	—	8,390
Class A units	—	3,750	—	—	2,953
Diluted weighted average number of limited partner units outstanding:
Common units	36,831	20,646	36,839	36,179	19,088
Subordinated units	—	8,390	—	—	8,390
Class A units	—	3,750	—	—	2,953
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014(1)	2015	2015	2014(1)
Reconciliation of operating income to Adjusted gross margin:
Operating income	$28,903	$24,530	$27,260	$78,769	$60,940
Add:
Operating expense	19,081	22,130	23,656	63,688	54,783
General and administrative expense	4,339	4,444	6,329	16,288	14,382
Depreciation and amortization expense	10,634	8,395	10,608	31,385	27,153
Less:
Earnings from equity method investments	17,115	16,289	17,683	55,662	39,660
Non-cash unrealized gain on derivatives, net	4,546	411	1,415	3,430	656
Adjusted gross margin	$41,296	$42,799	$48,755	$131,038	$116,942

Reconciliation of net income to Adjusted EBITDA:
Net income	$16,421	$16,520	$17,068	$48,089	$47,834
Add:
Interest expense	12,491	8,010	10,197	30,694	13,127
Depreciation and amortization expense	10,634	8,395	10,608	31,385	27,153
Cash distributions from equity method investments	23,602	17,029	25,560	75,227	45,081
Inventory valuation adjustment	—	—	48	1,235	—
Non-cash equity compensation	358	315	357	1,013	705
Loss (gain) on disposal of long-lived assets, net	27	291	(22)	157	230
Less:
Earnings from equity method investments	17,115	16,289	17,683	55,662	39,660
White Cliffs cash distributions attributable to noncontrolling interests	—	1,658	—	—	11,008
Impact from derivative instruments:
Total gain (loss) on derivatives, net	6,036	4,047	(2,202)	3,190	1,298
Total realized loss (gain) (cash flow) on derivatives, net	(1,490)	(3,636)	3,617	240	(642)
Non-cash unrealized gain on derivatives, net	4,546	411	1,415	3,430	656
Adjusted EBITDA	$41,872	$32,202	$44,718	$128,708	$82,806

Reconciliation of net cash provided by operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$32,431	$21,152	$26,941	$52,302	$46,270
Less:
Changes in operating assets and liabilities, net	8,710	(4,441)	(386)	(28,184)	(29,999)
White Cliffs cash distributions attributable to noncontrolling interests	—	1,658	—	—	11,008
Add:
Interest expense, excluding amortization of debt issuance costs	11,664	7,527	9,515	28,658	12,124
Distributions from equity method investments in excess of equity in earnings	6,487	740	7,876	19,564	5,421
Adjusted EBITDA	$41,872	$32,202	$44,718	$128,708	$82,806
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Nine Months Ended
	September 30,			June 30,	September 30,
	2015		2014(2)	2015	2015	2014(2)
Reconciliation of net income to distributable cash flow:
Net income	$16,421		$16,520	$17,068	$48,089	$47,834
Add:
Interest expense	12,491		8,010	10,197	30,694	13,127
Depreciation and amortization expense	10,634		8,395	10,608	31,385	27,153
EBITDA	39,546		32,925	37,873	110,168	88,114
Add:
Loss (gain) on disposal of long-lived assets, net	27		291	(22)	157	230
Cash distributions from equity method investments	23,602		17,029	25,560	75,227	45,081
Inventory valuation adjustment	—		—	48	1,235	—
Non-cash equity compensation	358		315	357	1,013	705
Less:
Earnings from equity method investments	17,115		16,289	17,683	55,662	39,660
White Cliffs cash distributions attributable to noncontrolling interests	—		1,658	—	—	11,008
Non-cash unrealized gain on derivatives, net	4,546		411	1,415	3,430	656
Adjusted EBITDA	$41,872		$32,202	$44,718	$128,708	$82,806
Less:
Cash interest expense	11,364		7,502	9,764	28,582	12,049
Maintenance capital expenditures	2,892		1,850	4,855	8,674	4,236
Distributable cash flow	$27,616		$22,850	$30,099	$91,452	$66,521

Distribution declared	$30,221	(1)	$18,866	$29,483	$88,083	$49,487

Distribution coverage ratio	0.91x		1.21x	1.02x	1.04x	1.34x

(1) The distribution declared October 22, 2015 represents $0.66 per unit, or $2.64 per unit on an annualized basis. This is a 1.5% increase over the prior quarter.
(2) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

2015 Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
Mid-point
Net income	$70.3
Add: Interest expense	43.0
Add: Depreciation and amortization	42.0
EBITDA	$155.3
Non-Cash and Other Adjustments	24.7
Adjusted EBITDA	$180.0

Less:
Cash interest expense	40.0
Maintenance capital expenditures	10.0
Distributable cash flow	$130.0

Non-Cash and Other Adjustments
Earnings from equity method investments	$(77.0)
Distributions from equity method investments	99.0
Inventory valuation adjustment	1.2
Non-cash equity compensation	1.5
Non-Cash and Other Adjustments	$24.7